EXHIBIT 10.37

THE PMI GROUP, INC.

Performance Share Agreement

Grant #

The PMI Group, Inc. (the “Company”) hereby grants you,                                  (the “Employee”), an award of Performance Shares under the Company’s Amended and Restated Equity Incentive Plan (the “Plan”). The date of this Agreement is                         . Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this award are as follows:

Number of Performance Shares:
Vesting of Performance Shares:

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A and the Plan. For example, important additional information on vesting and forfeiture of the Performance Shares is contained in Paragraphs 3 through 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

THE PMI GROUP, INC.	EMPLOYEE

[NAME]
[TITLE]
Date:	Date:

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

Grant #

1. Grant. The Company hereby grants to the Employee under the Plan for past services and as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, an award of                      Performance Shares, subject to all of the terms and conditions in this Agreement and the Plan.

2. Company’s Obligation to Pay. Each Performance Share has a value equal to the Fair Market Value of a Share on the date of this Agreement. Unless and until the Performance Shares will have vested in the manner set forth in paragraphs 3 and 4, the Employee will have no right to payment of any such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule. Subject to paragraph 4, the Performance Shares awarded by this Agreement will vest in the Employee on                                                                          , subject to the Employee’s continued employment with the Company or its Subsidiaries through the applicable vesting date.

4. Vesting and/or Forfeiture upon Termination of Employment; Non-Acceleration upon Retirement. Notwithstanding any contrary provision of this Agreement, if the Employee incurs a Termination of Service for a reason other than death or Disability, the Performance Shares awarded by this Agreement will thereupon be forfeited at no cost to the Company. Upon Employee’s Termination of Service due to the Employee’s death or Disability, the Performance Shares will immediately vest. The Performance Shares will not vest upon the Employee’s Termination of Service due to his Retirement.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 3 and 4 will be paid to the Employee (or in the event of the Employee’s death, to his or her estate) in Shares which have a Fair Market Value equal to the cash value of the vested Performance Shares, provided that to the extent determined appropriate by the Company, any federal, state and local withholding taxes with respect to such Performance Shares will be paid by reducing the number of vested Performance Shares actually paid to the Employee.

6. Payments after Death. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee’s designated beneficiary, or if no beneficiary survives the Employee, administrator or executor of the Employee’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Deferral Election. The Employee may elect to defer delivery of the payment of any Performance Shares, which election will be subject to such documentation as the Company may promptly and reasonably request. Any such deferral election by the Employee will be void and not given effect unless the Employee’s deferral election is made at least twelve (12) months prior to the date the Performance Shares otherwise are scheduled to be paid. The Committee may require that the Employee make an election earlier than twelve (12) months prior to the date the Performance Shares are scheduled to be paid. Upon the date the Performance Shares vest to which a deferral election applies, the Company will create a bookkeeping entry initially representing an amount equivalent to the Fair Market Value of the number of Shares that would have otherwise been payable pursuant to the Performance Shares had a deferral election not been made. Any such obligation will represent an unfunded and unsecured obligation of the Company.

8. Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee.

9. No Effect on Employment. The Employee’s employment with the Company and its Subsidiaries is on an at-will basis only. Accordingly, the terms of the Employee’s employment with the Company and its Subsidiaries will be determined from time to time by the Company or the Subsidiary employing the Employee (as the case may be), and the Company or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause.

10. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Human Resources Department, The PMI Group, Inc., 3003 Oak Road, Walnut Creek, California 94597, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

15. Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

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